UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 13, 2012 (December 3, 2012)

CORONUS SOLAR INC.
 (Exact name of registrant as specified in its charter)

British Columbia, Canada
(State or other jurisdiction of incorporation)

000-53697
(Commission File No.)

1100-1200 West 73rd Avenue
Vancouver, British Columbia
Canada   V6P 6G5
(Address of principal executive offices and Zip Code)

604-267-7078
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

On December 6, 2012, Coronus, entered into a Vacant Land Purchase Agreement (the “Twentynine Palms North Re-Site Agreement”). Under the Twentynine Palms North Re-Site Agreement, Coronus agrees to acquire a 160 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, from multiple parties. The purchase price is $400,000, all cash. Close of escrow is December 31, 2012. Coronus deposited $50,000 into escrow and agrees to deposit an additional $350,000 within sufficient time to close escrow. The Twentynine Palms North Re-Site Agreement is contingent on the clear transfer of title.

On December 7, 2012 (the “Joshua Tree East PPAs Effective Date”), our wholly-owned subsidiaries, Coronus Joshua Tree East 1 LLC, Coronus Joshua Tree East 2 LLC, Coronus Joshua Tree East 3 LLC, Coronus Joshua Tree East 4 LLC, and Coronus Joshua Tree East 5 LLC, entered into five identical Power Purchase Agreements (the “Joshua Tree East PPAs”) with SCE. The Joshua Tree East PPAs relate to our applications for interconnection service and the CREST tariff for five 1.5 MW solar PV power systems (the “Joshua Tree East 1, Joshua Tree East 2, Joshua Tree East 3, Joshua Tree East 4, and Joshua Tree East 5 Projects”) on the 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California (the “Joshua Tree East Property”), Coronus acquired on June 30, 2011.

The Joshua Tree East PPAs are standardized, must-take, full buy/ sell, power purchase agreements, where SCE purchases all of the Joshua Tree East 1, Joshua Tree East 2, Joshua Tree East 3, Joshua Tree East 4, and Joshua Tree East 5 Projects’ generation, net of station use. The term of the Joshua Tree East PPAs is 20 years. The price SCE pays for the generation shall be premised on the adopted 2011 Market Price Referent, and shall be adjusted according to SCE’s time of delivery periods and energy allocation factors, as scheduled in the Joshua Tree East PPAs. Initial operation of the Joshua Tree East 1, Joshua Tree East 2, Joshua Tree East 3, Joshua Tree East 4, and Joshua Tree East 5 Projects must be no later than eighteen months from the Joshua Tree East PPAs Effective Date. The Joshua Tree East PPAs include, but are not limited to, provisions in respect of termination, facility operation, billing and payment, curtailment, and insurance. Additionally, on or before the thirtieth day following the Joshua Tree East PPAs Effective Date, we are required to post and maintain development fees (the “Joshua Tree East PPAs Development Securities”) equal to $36,736 per Joshua Tree East PPA. If, on or before initial operation, we demonstrate to SCE's satisfaction that we have installed all of the equipment or devices necessary for us to satisfy the gross power rating of the generating facilities, SCE shall return the Joshua Tree East PPAs Development Securities to us within thirty days of each facility’s initial operation.

ITEM 2.03          CREATION OF A DIRECT FINANCIAL OBLIGATION.

On December 7, 2012, in relation to the Joshua Tree East PPAs, as disclosed above under Item 1.01, we incurred a direct obligation to post and maintain the Joshua Tree East Development Securities equal to $36,736 per Joshua Tree East PPA. If, on or before initial operation, we demonstrate to SCE's satisfaction that we have installed all of the equipment or devices necessary for us to satisfy the gross power rating of the generating facility, SCE shall return the Joshua Tree East Development Securities to us within thirty days of each facility’s initial operation.

ITEM 7.01          REGULATION FD DISCLOSURE.

As disclosed above under Item 1.01, we announced today Coronus’ entry into the Twentynine Palms North Re-Site Agreement. Additionally, as disclosed above under Item 1.01, we announced Coronus Joshua Tree East 1 LLC, Coronus Joshua Tree East 2 LLC, Coronus Joshua Tree East 3 LLC, Coronus Joshua Tree East 4 LLC, and Coronus Joshua Tree East 5 LLC’s entry into the Joshua Tree East PPAs with SCE. As disclosed below under Item 8.01, we announced today Coronus’ initial interconnection financial security posting for the solar PV project Coronus 29-Palms North 1.

ITEM 8.01          OTHER EVENTS.

On December 3, 2012, pursuant to the Southern California Edison (“SCE”) interconnection request for solar PV project Coronus 29-Palms North 1, our wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), posted with SCE the initial interconnection financial security, in the amount of $29,500. This amount was determined by the results of the Combined System Impact and Facility Study Agreement Coronus entered into with SCE on June 16, 2011, which we first reported in our Form 8-K filed with the SEC on June 21, 2011.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

99.1	Press release.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of December, 2012.

CORONUS SOLAR INC.

BY:	JEFFERSON THACHUK
Jefferson Thachuk
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors